                                                                     EXHIBIT 4.2

NEITHER THIS CONVERTIBLE PROMISSORY NOTE NOR ANY OF THE SECURITIES ISSUABLE HEREUNDER HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES, OR DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT OR UNLESS SOLD IN FULL COMPLIANCE WITH RULE 144 UNDER THE ACT.

                                                                  Houston, Texas
                                                               September 1, 2000

                        APPLIED VOICE RECOGNITION, INC.
                                d/b/a e-DOCS.net
                          CONVERTIBLE PROMISSORY NOTE

     Applied Voice Recognition, Inc., a Delaware corporation, doing business as e-DOCS.net (the "Company"), for value received, hereby promises to pay to ___________ (the "Holder"), the principal amount of ___________________ and
No.100 Dollars ($________) (the "Issue Price"), together with interest on the unpaid amount thereof in accordance with the terms hereof, from the date hereof until paid or converted in accordance with the terms hereof.

     1.  Terms of the Convertible Promissory Note (the "Note").
         -----------------------------------------------------

          1.1  Interest Rate.  The rate of interest hereunder ("Interest Rate")
               -------------
shall be twelve percent (12%) per annum and shall be computed on the basis of a 365 day year for the actual number of days elapsed.

          1.2  Payment.  Subject to the provisions of Section 2 regarding
               -------
conversion of this Note, the Issue Price plus all accrued but previously unpaid interest thereon (the "Conversion Amount") shall become due and payable on the earliest of (i) February 28, 2001 (the "Maturity Date"), (ii) such time as the number of authorized shares of common stock of the Company, par value $0.001 (the "Common Stock"), are increased so as to provide sufficient authorized, unissued and otherwise unreserved shares to permit the conversion of this Note to Common Stock in accordance herewith, (iii) immediately prior to the closing of the acquisition of a majority of stock of the Company by another entity by means of a transaction or a series of related transactions or (iv) the closing of the sale of all or substantially all of the assets of the Company, unless the Company stockholders of record prior to such acquisition or sale set forth in
(iii) and (iv) above shall hold at least fifty percent (50%) of the voting power of the acquiring or surviving entity immediately after such acquisition or sale ("Due Date"). Payment shall be made at the offices or residence of the Holder, or at such other place as the Holder shall have designated to the Company in writing, in lawful money of the United States of America.

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     2.   Conversion.
          ----------

          2.1  Timing.  Upon the occurrence of the event set forth in clause
               ------
(ii) of Section 1.2 of this Note, the Conversion Amount shall be automatically converted into that number of fully paid and nonassessable shares of the Company's Common Stock as is equal to the Conversion Amount divided by the lesser of $0.15 or the lowest per share price at which the Company sold its shares of Common Stock to any third party during the period from the date of this Note to the Conversion Date, as herein after defined (the "Per Share Price"), with any fraction of a share rounded up to the next whole share of Common Stock; provided, however, that if no event set forth in Section 1.2 of this Note occurs prior to the Maturity Date, then the Note and all accrued interest thereon shall become due and payable in full by the Company on the Maturity Date.

          2.2  Conversion Procedure.  Written notice of the occurrence of an
               --------------------
event set forth in clause (ii) of Section 1.2 hereof shall be delivered to the Holder of this Note before or promptly after the occurrence of such event (the "Conversion Date"), at the address last shown on the records of the Company for the Holder or given by the Holder to the Company for the purpose of notice (or, if no such address appears or is given, at the residence of the Holder), notifying the Holder of the conversion to be effected, including specifying (i) the Conversion Amount (calculated as of the Conversion Date), and (ii) the Per Share Price.

          2.3  Termination of Rights Upon Conversion.  Provided notice is given
               -------------------------------------
by the Company in accordance with Section 3.3, conversion shall be deemed effective on the Conversion Date, and the Holder of this Note shall have no further rights under this Note, whether or not this Note is surrendered.

          2.4  Delivery of Stock Certificates.  As promptly as practicable after
               ------------------------------
any conversion of this Note and the Holder's surrender of this Note, the Company, at its expense, shall issue and deliver to the Holder of this Note a certificate or certificates evidencing the number of shares of Common Stock issuable to the Holder upon any such conversion.

     3.   Miscellaneous.
          -------------

          3.1  Transfer of Note.  This Note shall not be transferable or
               ----------------
assignable in any manner, except to affiliates of Holder, and no interest shall be pledged or otherwise encumbered by the Holder without the express written consent of the Company, and any such attempted disposition of this Note or any portion hereof shall be of no force or effect.

          3.2  Titles and Subtitles.  The titles and subtitles used in this Note
               --------------------
are for convenience only and are not to be considered in construing or interpreting this Note.

          3.3  Notices.  Any notice required or permitted under this Note shall
               -------
be deemed delivered if in writing and delivered personally or three (3) days after being sent by

                                  Page 2 of 4
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certified mail, return receipt requested, to the Holder. For purposes hereof, the address of the Holder shall be _______________________________, and the address for the Company shall be 1770 St. James Place, Suite 116, Houston, Texas 77056, Attn.: President. The Company and the Holder may each change their respective address effective ten (10) days following notice of such change provided in accordance with this Section 3.3.

          3.4  Attorneys' Fees.  If any action at law or in equity is necessary
               ---------------
to enforce or interpret the terms of this Note, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

          3.5  Amendments and Waivers.  This Note may be amended and the
               ----------------------
observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 3.5 shall be binding upon the Holder of this Note (and of any securities into which this Note is convertible), each future holder of all such securities and the Company.

          3.6  Severability.  If one or more provisions of this Note are held to
               ------------
be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          3.7  Governing Law.  This Note shall be governed by and construed and
               -------------
enforced in accordance with the laws of the State of Texas, without giving effect to its conflicts of laws principles.

          3.8  Usury.    It is the intention of the parties hereto to conform
               -----
strictly to applicable usury laws as in effect from time to time during the term of this Note. Accordingly, if any transaction or transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable), then, in that event, notwithstanding anything to the contrary in this Note, it is agreed as follows: (i) the provisions of this paragraph shall govern and control; (ii) the aggregate of all interest under applicable laws that is contracted for, charged or received under this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be promptly credited to the Holder by the Company (or, if such consideration shall have been paid in full, such excess shall be promptly refunded to the Holder by the Company) (iii) neither the Company nor any other person or entity now or hereafter liable in connection with this Note shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum interest permitted by the applicable usury laws; and (iv) the effective rate of interest shall be ipso facto reduced to the maximum lawful
                                    ---- -----
interest rate.

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          3.9  Registration Rights.  Upon execution of this Note, the Company
               -------------------
and the Holder shall enter into an agreement in a form approved by both parties providing for the registration of the Common Stock to be issued following the conversion of this Note.

Date: September 1, 2000              APPLIED VOICE RECOGNITION,
                                     INC., d/b/a e-DOCS.net, a Delaware
                                     corporation



                                         By:____________________________
                                         Name:__________________________
                                         Title:_________________________

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